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                                                                     Exhibit 8.1


                     [LETTERHEAD OF SULLIVAN & CROMWELL LLP]



                                                             _____________, 2003




Tenaris S.A.
13, rue Beaumont
L-1219, Luxembourg

Dear Sirs:

                  We have acted as your counsel in connection with the registration under the Securities Act of 1933 (the "Act") for the purpose of exchanging American Depository Shares ("ADSs") of Tenaris S.A. for common shares and ADSs of Tubos de Acero de Mexico S.A. We hereby confirm to you that our opinion is as set forth under the caption "U.S. Tax Consequences" in the prospectus dated o , 2003 (the "Prospectus"), included in the related Registration Statement on Form F-4 filed by the Company with the Securities and Exchange Commission (the "Registration Statement").

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "U.S. Tax Consequences" in the Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.



                                          Very truly yours,


                                      E-4